UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 6, 2005

Electronic Data Systems Corporation
(Exact name of registrant as specified in its charter)

Delaware
(Sate or Other Jurisdiction of Incorporation)
01-11779	75-2548221
(Commission File Number)	(IRS Employer Identification No.

5400 Legacy Drive, Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)

(972) 604-6000
Registrant's telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      o   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      o   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

As reported in its 2005 proxy statement, Electronic Data Systems Corporation ("EDS") has entered into an Executive Severance Benefit Agreement with Robert H. Swan, Executive Vice President and Chief Financial Officer.  On October 6, 2005, EDS and Mr. Swan entered into an amendment to such agreement to (i) extend the term thereof from December 31, 2007 to December 31, 2008, (ii) revise the definition of "good reason" to be consistent with that utilized in the Executive Severance Benefit Agreements entered into between EDS and other executive officers in 2005 (see the definition of "good reason" in EDS' Form 8-K filed July 22, 2005 reporting the Executive Severance Benefit Agreements between EDS and each of Charles S. Feld and Stephen F. Schuckenbrock), and (iii) amend the treatment of unvested equity-based awards in the event of his involuntary termination without "cause" or resignation for "good reason" to provide that any such awards granted in 2005 or thereafter (other than performance based restricted stock units, the terms of which already provide for pro-rated vesting at the end of the applicable performance period) would immediately vest on a pro-rated basis determined by the number of months worked during the applicable vesting or service period for each award and, with respect to options, become exercisable for a period of one year following the date of termination.

The amendments to Mr. Swan's agreement, as well as similar Executive Severance Benefit Agreement amendments entered into or expected to be entered into with certain other persons who are not "named executive officers" in EDS' 2005 proxy statement, are intended to provide greater uniformity in the expiration dates (which currently range from December 31, 2005 to December 31, 2007) and other provisions in these agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                   ELECTRONIC DATA SYSTEMS CORPORATION

October 6, 2005                                                                                                        By:    /S/ STORROW M. GORDON

                                                                                                                                             Storrow M. Gordon

                                                                                                                                             Executive Vice President

3